Exhibit 10.3

[Form of Letter Agreement for

Directors and Officers of NTR Acquisition Co.]

, 2006

NTR Acquisition Co.

100 Mill Plain Road, Suite 320

Danbury, Connecticut 06811

Re:	Initial Public Offering of
NTR Acquisition Co.

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between NTR Acquisition Co., a Delaware corporation (the “Company”), Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as representatives (the “Representatives”) of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”). Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.            In the event that the Company fails to consummate an Initial Business Combination within 24 months from the effective date (the “Effective Date”) of the registration statement relating to the IPO (the “Registration Statement”), the undersigned will take all reasonable actions within his or her power to (a) cause the Trust Account to be liquidated and distributed to the holders of the IPO Shares and the Private Placement Shares as soon as reasonably practicable and (b) cause the Company to liquidate as soon as reasonably practicable (the earliest date on which the conditions in clauses (a) and (b) are both satisfied being the “Liquidation Date”). The undersigned agrees that in

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connection with any cessation of corporate existence of the Company on _______, 2008, he or she will cause the Company to adopt a plan of dissolution and distribution in accordance with Section 281(b) of the Delaware General Corporation Law or any successor provision thereto.

2.            [(a) The undersigned agrees to indemnify and hold harmless the Company, jointly and severally with the other parties who have provided such an indemnity, against claims made by third parties, but only if, and to the extent, the claims reduce the amounts in the Trust Account available for payment to holders of the IPO Shares and the Private Placement Shares in the event of a liquidation and the claims are made by a vendor for services rendered, or products sold, to the Company, or by a prospective target business arising out of any negotiations, contracts or agreements with the Company, provided that such indemnity shall not apply to any claimed amounts owed to a third party who executed a waiver of any right, title, interest or claim of any kind in or to the Trust Account, or as to any claims under the Company’s obligation to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

(b)        The undersigned represents and warrants that he or she is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act.]1

3.            The undersigned acknowledges and agrees that the Company will not consummate an Initial Business Combination involving a company that is affiliated with the undersigned or any of his or her affiliates.

4.            Neither the undersigned, nor any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept a finder’s fee, consulting fee or any other compensation from any person or entity in connection with an Initial Business Combination. Subject to the review and approval of the Company’s Audit Committee (or the Company’s Board of Directors if the undersigned is a member of the Company’s Audit Committee), the undersigned shall be entitled to reimbursement from the Company for his or her out-of-pocket expenses incurred in connection with seeking and consummating an Initial Business Combination.

5.            Neither the undersigned, nor any member of the family of the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any other entity in connection with an Initial Business Combination, other than any compensation or

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1This section applies only to Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez.

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fees that may be received for any services provided following such Initial Business Combination.

6.            The undersigned agrees not to resign as [Chairman of the Board of Directors][Director and Chief Executive Officer][Vice Chairman of the Board of Directors and Principal Financial Officer][Director] until the earlier of the consummation by the Company of an Initial Business Combination or the Liquidation Date. (The undersigned acknowledges that the foregoing does not limit in any way the right of the Company to terminate the undersigned’s employment at any time, subject to any other contractual rights the undersigned may have.) The undersigned’s biographical information furnished to the Company and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s NASD questionnaire furnished to the Company and the Underwriters and attached hereto as Exhibit B is true and accurate in all respects. The undersigned represents and warrants that:

(a)          the undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b)          the undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and the undersigned is not currently a defendant in any such criminal proceeding; and

(c)          the undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registrations denied, suspended or revoked.

7.            The undersigned agrees that, during the period commencing on the Effective Date and extending until the earlier of the closing of the Company’s Initial Business Combination or the Liquidation Date, he or she will not become affiliated as an officer, director, or stockholder of a blank check company or blind pool company operating in or intending to acquire a business in the energy industry; provided, however, that nothing contained herein shall override a person’s fiduciary obligations to any entity with which he or she is currently directly or indirectly associated or affiliated or by whom he or she is currently employed.

The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a

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breach by the undersigned of any of his or her obligations under this paragraph 7, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

8.            [The undersigned agrees that he or she will not propose any amendment to Article Sixth of the Company’s Certificate of Incorporation or support, endorse or recommend any proposal that stockholders amend any of these provisions.]2

9.            The undersigned has full right and power, without violating any agreement by which he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this letter agreement and serve as [Chairman of the Board of Directors][Director and Chief Executive Officer][Vice Chairman of the Board of Directors and Principal Financial Officer][Director], and hereby consents to being named in the Registration Statement as a[n] [officer][and][director] of the Company.

10.          The undersigned will vote all shares of Common Stock that he or she may acquire in or following the IPO in favor of the Company’s Initial Business Combination.

11.          As used herein, (i) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in the energy industry in connection with which the Company will require that a majority of the shares of Common Stock voted by the public stockholders, as such term is used in the Registration Statement, are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (ii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the Company’s IPO; (iii) “Private Placement Shares” shall mean the 312,500 shares of Common Stock underlying the Private Placement Units; (iv) “Private Placement Units” shall mean the 312,500 Units that NTR Investors LLC has agreed to purchase prior to or contemporaneously with the Offering of the IPO Shares; and (v) “Trust Account” shall mean the trust account established under the Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and American Stock Transfer & Trust Company.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be

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                 2This section applies only to directors of the Company.

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deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) the Liquidation Date; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination, [and provided further that Section 2(a) of this agreement shall survive a termination pursuant to clause (ii).]3

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

By:	______________________
Name: _________________
Title: _________________

Accepted and agreed: NTR Acquisition Co.
By:	______________________
Name: _________________
Title: _________________

_________________________

3 This section applies only to Mr. Gilliam, Mr. Hantke, Mrs. Hendricks, Mr. Ortale and Mr. Rodriguez.

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Exhibit 10.3

Exhibit A

[Biographical Information Furnished to the Company]

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Exhibit 10.3

Exhibit B

[NASD Questionnaires Furnished to the Company and the Underwriters]

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